                           DISTRIBUTORSHIP AGREEMENT

     This Agreement (the "Agreement") is made and entered into this 11th day of March, 1996, by and among INVITRO INTERNATIONAL, a California corporation ("INVITRO") having its principal office at 16632 Millikan Avenue, Irvine, California 92714, and MIRAGEN INC., a California corporation ("MIRAGEN") having its principal office at 10005 Muirlands, Suite O, Irvine, California 92718.

                        RECITALS AND CERTAIN DEFINITIONS

     A. MIRAGEN has developed and owns proprietary rights to a product line named the "Guardian DNA system(TM)" (such system, including future modifications and/or improvements made by either of the parties hereto, is called the "Guardian DNA Product Line" and such products are herein called the "Guardian DNA Products"). As currently configured, the Guardian DNA system consists of a DNA sample acquisition kit, annually updated emergency information package, a child safety video tape and a mailer for a precoded sample tube. A buccal sample (epithelial cells extracted from the inside of the mouth) is collected from a child with a cotton swab and placed in the pre-coded tube. The tube with the sample is then mailed to MIRAGEN, where it is stored in a preservative solution in MIRAGEN's secure freezer for up to 16 years. Anonymity of the sample is ensured because no names or social security numbers are used. The child's parents retain the matching code number. If there is a need for an identification after notification by a law enforcement agency, MIRAGEN will perform a DNA test to determine if there is a positive identification.

     B. INVITRO is engaged in the marketing and sale of products relating to human health care and wishes to act as an exclusive distributor of the Guardian DNA product line to Institutions throughout the world on a basis demonstrating to MIRAGEN that INVITRO has the capacity to sell the Guardian DNA Product Line in significant volumes and in a manner that will preserve and enhance the reputation and goodwill associated with the Guardian DNA Product Line. For the purposes of this Agreement, the term "Institutional Markets" shall mean Institutions, birthing facilities, and all similar obstetric facilities providing for delivery of newborn infants. The term "Territory" shall mean all geographic markets throughout the world.

     C. MIRAGEN desires to appoint INVITRO as the exclusive distributor, upon the terms and conditions set forth herein, to market and sell the Guardian DNA Product Line to Institutional Markets throughout the Territory.

     NOW, THEREFORE, in consideration of the mutual promises below, the parties agree as follows:

SECTION 1.     APPOINTMENT AS DISTRIBUTOR AND TRADEMARK LICENSE

     1.1. DISTRIBUTION RIGHTS.   MIRAGEN appoints INVITRO as the
exclusive distributor for sale of the Guardian DNA Product Line to Institutional Markets in the Territory as long as performance standards set forth in Section 8 of this Agreement are met by INVITRO, and INVITRO accepts such appointment subject to the terms and conditions set forth herein. For the term of this Agreement, MIRAGEN further grants INVITRO a nonexclusive right and license to use the trade name and trademark "Guardian DNA" and to use the patent rights of MIRAGEN in connection with the marketing, sale and distribution of Guardian DNA Products by INVITRO to the Institutional Markets.

     1.2. INDEPENDENT DISTRIBUTOR. Each party is an independent contractor under this Agreement and neither has, nor will have, any power, right or authority, nor will it represent that it has any power, right or authority, to bind the other party, or to assume or to create any obligations or responsibility, express or implied, on behalf of the other party. Nothing stated in this Agreement shall be construed as constituting INVITRO and MIRAGEN as partners, joint venturers or as creating relations of employer and employee, master and servant, or principal and agent between the parties to this Agreement.

     1.3. RIGHT TO PURCHASE DISTRIBUTE THE PRODUCT LINE.   This
Agreement gives INVITRO the right to purchase the MIRAGEN Product Line from MIRAGEN, and to resell the MIRAGEN Product Line to purchasers and customers in Institutional Markets within the Territory in accordance with the terms of this Agreement. INVITRO's compensation will come from the margin between the price it pays MIRAGEN for the products covered hereby and the price at which INVITRO sells those products to customers in the Institutional Markets, and MIRAGEN shall not be obligated to pay any compensation to INVITRO. Collection of accounts receivable for Guardian DNA Products sold by INVITRO to customers in the Institutional Market shall be at the sole risk of INVITRO and failure to collect the same shall not alter the obligation of INVITRO to make payment for said Guardian DNA Products to MIRAGEN under the terms of this Agreement.

SECTION 2.  TERM

     2.1. This Agreement shall take effect on the date first written above and shall be for a term of three (3) years from the date written above unless earlier terminated pursuant to Sections 5.1.2, 8 or 11. This Agreement shall automatically renew for additional consecutive one (1) year terms unless at least 90 days before the end of any term either party notifies the others of its decision not to renew due to:

     (a) a failure to establish prices to be effective for the following year pursuant to the provisions of Section 5.1.2, or

     (b) a failure by INVITRO to order and purchase minimum purchase quotas required by Section 8, or

     (c) a material default by the other party of one or more of its obligations under this Agreement.

INVITRO shall not be entitled to any payments or any kind due to expiration of the term of this Agreement, termination of this Agreement pursuant to Sections 5.1.2, 8 or 11, or failure to renew or extend this Agreement.

SECTION 3.  INVITRO'S OBLIGATIONS

     3.1. BEST EFFORTS.   INVITRO agrees to use its best efforts to
sell the Guardian DNA Products to customers in the Institutional Markets and to encourage the purchase of Guardian DNA Products by
INVITRO's Institutional Market customers in the Territory.   INVITRO
shall use the Guardian DNA trade name and trademark in promoting the sale and marketing of the Guardian DNA Products and shall not use any other trade name or trademarks in such activities without first obtaining the prior written consent of MIRAGEN, which may be granted
or withheld by MIRAGEN for any reason.   INVITRO acknowledges that the
Guardian DNA trade name and trademarks are the property of MIRAGEN and INVITRO shall discontinue the use of such trade name and trademarks in the event this Agreement is terminated for any reason.

     3.2. SALES FORCE.   INVITRO agrees to employ and maintain
knowledgeable full-time sales and distribution personnel to market, sell and distribute Guardian DNA Products hereunder throughout the United States and in such other areas as INVITRO shall determine. INVITRO's sales staff will obtain and maintain knowledge and expertise concerning the Guardian DNA Product Line that is reasonably satisfactory to MIRAGEN and INVITRO.

     3.3. REGULATORY APPROVAL.   INVITRO shall be responsible for
determining whether any governmental regulatory approvals are required for it to market and sell the Guardian DNA Products in any jurisdiction within the Territory and to determine all packaging and labeling requirements imposed by governmental prescriptions for the state, province and country of destination designated by INVITRO for sale and delivery of the Guardian DNA Products. MIRAGEN agrees that it will comply with any and all instructions and specifications provided to MIRAGEN in writing by INVITRO concerning the packaging and labeling of Guardian DNA Products sold by MIRAGEN to INVITRO hereunder.

     3.4. PRIOR APPROVAL OF ADVERTISING AND MARKETING MATERIALS. INVITRO shall submit to MIRAGEN for its approval in advance, which shall not be unreasonably withheld, samples of all advertising, promotional materials and protocols that INVITRO desires to use to promote the Guardian DNA Products that have not been prepared or previously approved by MIRAGEN, including without limitation, translations of materials into the English language where applicable.

     3.5. COSTS OF ADVERTISING. All costs of advertising Guardian DNA Products for Institutional Markets throughout the Territory incurred by INVITRO shall be borne by INVITRO.

     3.6. INITIAL STOCKING ORDER. Upon execution of this Agreement and as a condition precedent to the effectiveness of this Agreement, INVITRO shall place an initial purchase order for at least 10,000 units of the Guardian DNA Product Line for the Institutional Markets, to be delivered to INVITRO by MIRAGEN within two months of the date of this Agreement.

     3.7. REQUIREMENTS.   During the term of this Agreement, INVITRO
agrees to purchase from MIRAGEN all of INVITRO's requirements of all components included in the Guardian DNA Product Line, including without limitation all of INVITRO's requirements of DNA sample acquisition kits, emergency information packages, child safety video tapes and mailers for precoded sample tubes. All Guardian DNA Products sold by INVITRO shall include a specification that samples are to be returned by mail to MIRAGEN for storage at MIRAGEN.

     3.8. ACTIVITIES OUTSIDE INSTITUTIONAL MARKET.   INVITRO shall not
solicit orders for Guardian DNA Products from customers outside the Institutional Markets, and shall not compete with the activities of MIRAGEN or its distributors and sales representatives for the sale of Guardian DNA Products to markets and through channels of distribution other than the Institutional Markets. In the event INVITRO receives unsolicited orders for Guardian DNA Products from customers outside the Institutional Markets, INVITRO agrees to promptly refer the same to MIRAGEN.

     3.9. NO COMPETITION. During the term of this Agreement, INVITRO shall not, nor shall it permit any of its affiliates to, engage in the marketing, promotion, sale, distribution, development or manufacturing of any products which are competitive with the Guardian DNA Product Line except for any improvements or modifications to Guardian DNA Products developed by INVITRO for which all right, title and interest
are transferred by INVITRO to MIRAGEN.   For a period of twelve (12)
months following any termination of this Agreement, INVITRO covenants and agrees that it shall not, nor shall it permit any of its affiliates to, engage in the marketing, promotion, sale, distribution, development or manufacturing of any products which are competitive with the Guardian DNA Product Line in the Institutional Markets.

SECTION 4.  OBLIGATIONS OF MIRAGEN

     4.1. SALE OF PRODUCTS AND PRESERVATION OF SAMPLES.

          (a) During the term of this Agreement, MIRAGEN agrees to sell Guardian DNA Products to INVITRO pursuant to orders MIRAGEN receives from INVITRO for the Institutional Markets in the Territory in accordance with this Agreement.

          (b) During the term of this Agreement and after the expiration of this Agreement, MIRAGEN further covenants and agrees to maintain and preserve in its secure freezer all samples mailed or otherwise delivered to MIRAGEN resulting from the sale and use of Guardian DNA Products sold by INVITRO for a period of at least 16 years from and after the date each such sample was first received by MIRAGEN.

     4.2. TECHNICAL SUPPORT. MIRAGEN agrees to provide INVITRO with reasonable technical support and advice for marketing the Guardian DNA Product Line and to provide INVITRO's staff with training necessary to demonstrate use of the Guardian DNA Product Line.

SECTION 5.  PRICES AND SHIPMENT

     5.1. PRICES.

          5.1.1. FIRST YEAR. During the first year of this Agreement, MIRAGEN will sell the Guardian DNA Products to INVITRO, at the unit prices stipulated in EXHIBIT "A" attached to this Agreement.

          5.1.2. SECOND AND SUCCESSIVE YEARS. At least 120 days before each anniversary of the date of this Agreement unless it shall have been earlier terminated pursuant to other provisions hereof, MIRAGEN will provide INVITRO with the prices for all products in the Guardian DNA Product Line for the following year of this Agreement which shall include an adjustment for any increases in costs incurred by MIRAGEN after the date hereof and a profit margin to MIRAGEN consistent with its initial product margin hereunder. In the event INVITRO objects to any of such prices, the parties shall negotiate in good faith in order to determine the prices to apply for such following year. If the parties are unable to reach agreement at least 90 days prior to the anniversary of the date of this Agreement as to the prices to apply to purchases of Guardian DNA Products by INVITRO under this Agreement during the following year, this Agreement shall automatically terminate on such anniversary date. In the event of termination of this Agreement pursuant to the terms of the preceding sentence, MIRAGEN shall not, within twelve (12) months after the termination of this Agreement, enter into agreements for the sale and distribution of the Guardian DNA Product Line in the Institutional Market if such agreements provide for prices to be paid to MIRAGEN that are less than the last prices offered to INVITRO in negotiations pursuant to this Section 5.1.2.

     5.2. PRICING TERMS.  All prices are F.O.B. Irvine, California,
U.S.A., and are stated and payable in United States Dollars.   Unit
prices for any particular product within the Guardian DNA Product Line are those stipulated in EXHIBIT "A" attached to this Agreement as the same may be amended from time to time in accordance with Section 5.1.2 above and the agreement of the parties.

     5.3. SHIPPING TERMS. INVITRO will normally request MIRAGEN to ship the Guardian DNA Products to INVITRO's warehouse facilities in Irvine, California. At the election of INVITRO, the parties acknowledge that INVITRO from time to time may elect to request that MIRAGEN send shipments of Guardian DNA Products directly to INVITRO's customers in the Institutional Markets or to warehouse locations in INVITRO's distribution network designated by INVITRO, in which event freight, insurance in transit and other shipping costs shall be
reimbursed by INVITRO to MIRAGEN.   Drop shipments made at INVITRO's
request shall be made on INVITRO's behalf and at INVITRO's expense, and INVITRO authorizes MIRAGEN under such circumstances to chose a carrier, arrange for transport of the goods to INVITRO's customer or INVITRO's marketing network in the appropriate country within the Territory where the use of the Guardian DNA Products is expected to occur, and to insure the goods during shipment for the account of INVITRO. The risk of loss on all shipments is with INVITRO upon delivery by MIRAGEN to a carrier F.O.B. Irvine, California, U.S.A.

SECTION 6.  PURCHASE ORDERS; FORECASTS

     6.1.   PURCHASE ORDERS.    All orders must be made in writing and
shall be effected by INVITRO's issuance of purchase order forms designated by MIRAGEN, which shall be subject to the terms and conditions of this Agreement, sent by mail, courier delivery, personal delivery, telex or facsimile transmission. Each purchase order shall contain the quantity of Guardian DNA Products for the Institutional Market purchased, delivery date(s), dating, routing instructions, destination, country of intended use and sale, and confirmation of price. For accounting convenience, each purchase order shall bear a separate number having no numerical relationship to this Agreement. Each purchase order, however, shall make specific reference to this
Agreement and thereby incorporate the terms of this Agreement.   No
term or condition contained in any such purchase order shall alter, amend, modify or supplement the obligations of MIRAGEN hereunder unless specifically agreed to in writing by MIRAGEN. All orders are subject to acceptance by MIRAGEN at its headquarters, and MIRAGEN promptly will send INVITRO a written acknowledgment of all accepted orders. MIRAGEN reserves the right to charge INVITRO a change or cancellation fee for any change or cancellation of 25% or more in a previously accepted order. MIRAGEN shall not be deemed to be in breach of this Agreement for failure to fill an order due to economic or other factors beyond its direct control including strikes, lack of raw material, or substantial cost increases therefor.

     6.2. QUANTITIES. INVITRO agrees that all orders shall be placed no less than 30 days in advance of the requested delivery date.

     6.3. FORECASTS. INVITRO shall provide MIRAGEN every three months with a six-month rolling forecast for units of the Guardian DNA
Product Line for the Institutional Market in order that MIRAGEN may organize its inventories.

SECTION 7.      PAYMENT.

     7.1. INVITRO shall pay MIRAGEN the full purchase price and any costs MIRAGEN incurs on INVITRO's behalf for an order within 30 days after shipment by MIRAGEN.

SECTION 8.   MINIMUM PURCHASE QUOTAS

     8.1. FIRST THREE YEARS. So long as this Agreement has not been terminated, and as a condition to maintaining exclusive distribution rights to the Institutional Market, INVITRO will purchase the following minimum quantities of the Guardian DNA Products from MIRAGEN during the time periods indicated:

Period - First Year of this Agreement:
- --------------------------------------
Each month during the First Three Months
      of this Agreement                          3,333 Units
Each month during the Second Three Months
      of this Agreement                          3,333 Units
Each month during the Third Three Months
      of this Agreement                         10,000 Units
Each month during the Fourth Three Months
      of this Agreement                         20,000 Units

Period - Second Year of this Agreement:
- ---------------------------------------
Each month during the First Six Months of the
     Second Year of this Agreement              25,000 Units
Each month during the Last Six Months of the
     Second Year of this Agreement              30,000 Units

Period - Third Year of this Agreement:
- --------------------------------------
Each month during the First Six Months of the
     Third Year of this Agreement               40,000 Units
Each month during the Last Six Months of the
     Third Year of this Agreement               50,000 Units

In the event INVITRO shall fail to purchase the minimum number of Units required hereunder for a period of two consecutive months or for any three months within a period of 12 consecutive months, MIRAGEN shall have the right of terminating this Agreement upon 90 days' prior written notice to INVITRO.

     However, in the event that any order placed with MIRAGEN is not delivered within the period required by this Agreement, INVITRO will have an opportunity to deliver a new forecast with new minimums for the foregoing time periods in which INVITRO is required to purchase minimum quotas.

     8.2. SUBSEQUENT YEARS. INVITRO shall establish minimum purchase quotas for subsequent years after the third year of this Agreement for the Institutional Markets within the Territory by agreement with MIRAGEN. If the parties are unable to reach agreement at least 30 days prior to the anniversary of the date of this Agreement as to the minimum quotas to apply to purchases of product by INVITRO under this Agreement during the following year, this Agreement shall automatically terminate on such anniversary date, and MIRAGEN shall not, within twelve (12) months after the termination of this Agreement, enter into any agreements for the distribution and sale of Guardian DNA Products to Institutional Markets in the Territory if such agreements provide for prices and minimum quantities that are less than the last prices and minimum quantities offered to INVITRO in negotiations pursuant to this Section 8.2 and Section 5.1.2 of this Agreement.

SECTION 9.   PATENT AND TRADEMARK PROTECTION

     9.1. INVITRO acknowledges that trade names, trademarks, patents and patent applications of MIRAGEN applicable to products in the Guardian DNA Product Line are the sole property of MIRAGEN. INVITRO shall not use the trademark "Guardian DNA" or any other trademarks of MIRAGEN except in the normal course of advertising or selling the Guardian DNA Product Line pursuant to this Agreement and then only in a manner approved by MIRAGEN. During the term of this Agreement, INVITRO will immediately inform MIRAGEN by written notice of any infringement of the trademarks or patent rights of MIRAGEN that INVITRO becomes aware of and, at MIRAGEN's request and expense, will cooperate with MIRAGEN in any action it deems necessary to protect its trademarks and patent rights against such infringement.

SECTION 10.     WARRANTY AND DISCLAIMER

     10.1. MIRAGEN WARRANTS THAT GUARDIAN DNA PRODUCTS DELIVERED BY IT PURSUANT TO THIS AGREEMENT WILL BE (i) MANUFACTURED, ASSEMBLED, LABELED AND PACKAGED IN ACCORDANCE WITH WRITTEN SPECIFICATIONS MUTUALLY ACCEPTABLE TO MIRAGEN AND INVITRO, (ii) FREE FROM COMMERCIALLY UNACCEPTABLE CONTAMINATES IN MATERIALS RESULTING FROM MANUFACTURING AND ASSEMBLY OPERATIONS, (iii) FREE FROM MATERIAL DEFECTS IN WORKMANSHIP, AND (iv) OF GOOD AND MERCHANTABLE QUALITY AND SAFE AND FIT FOR THEIR INTENDED USE AND PURPOSE AS DNA IDENTIFICATION TESTS.

Guardian DNA Products that do not conform will be replaced by MIRAGEN without charge to INVITRO.

     10.2. THE ABOVE WARRANTIES ARE EXPRESSLY MADE IN LIEU OF ALL OTHER WARRANTIES OR OBLIGATIONS, EXPRESS OR IMPLIED, BY MIRAGEN AS TO
PRODUCTS DELIVERED IN ACCORDANCE WITH THIS AGREEMENT.   MIRAGEN
DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE.

SECTION 11.   TERMINATION

     11.1. TERMINATION FOR CAUSE. Any party may terminate this Agreement for just cause: (a) upon any material breach of this Agreement by the other party if the breach is not cured within forty-five (45) days' written notice of the breach or; (b) immediately upon the other party's insolvency, bankruptcy, suspension of business, assignment of assets for the benefit of creditors, voluntary dissolution, or appointment of a trustee for all or a substantial portion of the other party's assets.

     11.2.     FAILURE TO MEET MINIMUM QUOTAS OR PAYMENT.    MIRAGEN
may terminate this Agreement immediately upon INVITRO's failure to make the minimum purchases required by Section 8, or if INVITRO shall fail to make any payments due under this Agreement if payment is not cured within thirty (30) days' written notice of default.

     11.3. FAILURE TO RENEW. This Agreement may be terminated pursuant to the provisions of Section 5.1.2.

     11.4. SURVIVAL. Upon termination or expiration of the term of this Agreement, the rights and obligations of the parties under this Agreement shall end, and neither party shall have any claim, including any claim for termination damages, against the other; provided, however, that obligations which by their terms are continuing obligations of this Agreement shall survive termination of this Agreement and shall be binding on the parties thereafter.

12.  TAXES, DUTIES, IMPORT PERMITS, COMPLIANCE WITH LAW, APPROVALS

     12.1. TAXES, DUTIES, PERMITS, APPROVALS. INVITRO shall have the sole responsibility to pay all import duties and fees, taxes and other charges levied by government authorities in the Territory upon or in connection with any transaction covered by this Agreement, including, without limitation, taxes on sales, use, transactions or inventory, and value added taxes. INVITRO shall have the sole responsibility to obtain all permits, licenses and approvals from governmental authorities necessary to import and sell the Guardian DNA Products in various jurisdictions in the Territory. If any government authority or judicial body invalidates any portion of this Agreement, MIRAGEN shall have the option to terminate this Agreement immediately, by written notice to INVITRO, for such jurisdiction only where governmental or judicial invalidation shall have occurred.

     12.2. COMPLIANCE WITH LAW. INVITRO shall comply, and cause its sales personnel to comply, with all applicable laws and regulations in the Territory, including advertising laws. In order for INVITRO to obtain and maintain any and all permits, certificates or licenses necessary for the proper conduct of INVITRO's duties and obligations under this Agreement, MIRAGEN shall fully comply with labeling prescriptions and laws applicable in the Territory where products in the Product

Line are destined for use and consumption, as from time to time communicated by INVITRO to MIRAGEN.

SECTION 13.   CONFIDENTIAL INFORMATION

     13.1. ACCESS TO INFORMATION. INVITRO acknowledges that during the term of this Agreement it may have access to proprietary information, trade secrets, and other confidential information of MIRAGEN, that such information is a valuable asset of MIRAGEN, and that its disclosure or unauthorized use will cause substantial harm to MIRAGEN. As used in this Agreement, the term "Confidential Information" means: (a) proprietary information of MIRAGEN; (b) information marked or designated by MIRAGEN as confidential; (c) information, whether or not in written form and whether or not designated as confidential, which is known to INVITRO as being treated by MIRAGEN as confidential; and (d) information provided to MIRAGEN by third parties which MIRAGEN is obligated to keep confidential.

     13.2. NONDISCLOSURE AND NON-USE. INVITRO agrees that it will not disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public, other than by any act or failure on the part of INVITRO to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information.

     13.3. REMEDIES. Notwithstanding the provisions of Section 14 requiring arbitration of disputes, in the event of the breach by INVITRO of the terms of this Section 13, MIRAGEN shall be entitled to specific performance, including immediate issuance of a temporary restraining order or preliminary injunction, and to any other remedies provided by applicable law in the event of a breach by INVITRO of the provisions of this Section 13.

     13.4. DURATION. The obligations set forth in this Section 13 will continue beyond the term of this Agreement for a period of three
(3) years.

SECTION 14.  GENERAL PROVISIONS

     14.1. NON-ASSIGNMENT. INVITRO will not assign, transfer, or sell the rights under this Agreement, or delegate its duties hereunder, without the prior written consent of MIRAGEN. A transfer of a controlling interest in INVITRO shall constitute an assignment for this purpose. MIRAGEN will not assign, transfer, or sell its rights to this Agreement or delegate its duties hereunder without the prior written consent of INVITRO except to a successor in connection with the sale of substantially all of its assets, merger or consolidation of MIRAGEN with another corporate entity. This Agreement shall inure to the benefit of the successors of the respective parties hereto.

     14.2.     ENTIRE AGREEMENT; MODIFICATIONS.   This Agreement
contains the entire agreement between the parties as to the subject matter hereof, and unless otherwise provided in this Agreement, no modification or waiver of any of the provisions, or any future representation, promise, or addition shall be binding upon the parties unless made in writing and signed by the parties affected. The terms and conditions of this Agreement will prevail over any inconsistent or additional terms contained in INVITRO's purchase orders to products or any other documents.

     14.3. WAIVER. MIRAGEN may waive in writing any obligation INVITRO has under this Agreement, but such a waiver will not affect its right to require strict compliance with this Agreement in the future.

     14.4. INDEMNIFICATION BY INVITRO. INVITRO shall indemnify and hold MIRAGEN, its officers, directors, agents, and employees harmless from any claims, demands, loss, damage, liability, or expenses, including attorney's fees at trial, on appeal, and on any petition for review, arising out of the wrongful acts or omissions of INVITRO, its agents or employees.

     14.5. INDEMNIFICATION BY MIRAGEN. MIRAGEN shall indemnify and hold INVITRO, its officers, directors, agents, and employees harmless from any claims, demands, loss, damage, liability, or expenses, including attorney's fees at trial, on appeal, and on any petition for review, arising out of the acts or omissions of MIRAGEN, its agents or employees.

     In addition to its express product warranty and other obligations under this Agreement, MIRAGEN agrees to indemnify and hold INVITRO harmless from and against any and all costs and expenses incurred by INVITRO hereunder in the event MIRAGEN fails to provide product documentation in response to reasonable INVITRO requests for support in applying for regulatory approval required in the Territory or in INVITRO's required responses to other inquires as to the Guardian DNA Products.

     14.6. FORCE MAJEURE. Neither party shall be liable to the other party for any loss, damage, detention, delay or failure of performance, other than a failure timely to pay money (and provided further, this paragraph shall not excuse INVITRO's failure to meet minimum purchase obligations) resulting directly or indirectly from any cause beyond its reasonable control, including without limitation, declared or undeclared war, fire, flood, interruption of transportation, embargo, accident, explosion, inability to procure or shortage of supply of materials, equipment or production facilities, prohibition of import or export, governmental orders, regulations, or restrictions, rationing, strike, lockout or other labor troubles interfering with production or transportation, or insurrection or riots.

     14.7. NOTICES. Any notice or report shall be deemed given if delivered personally or by confirmed facsimile transmission addressed as follows, and in the case of facsimile transmission, to the appropriate facsimile number shown below:

     To MIRAGEN:    MIRAGEN INC.
                    Attention:  Chief Financial Officer
                    10005 Muirlands, Suite O
                    Irvine, CA  92718
                    Facsimile No. (714) 454-1557

     To INVITRO:    INVITRO INTERNATIONAL
                    Attention: President
                    16632 Millikan Avenue
                    Irvine, California 92714
                    Facsimile No. (714) 851-4985

or to such other address or facsimile number as from time to time may be given in the manner permitted above.

     14.8. GOVERNING LAW AND CHOICE OF FORUM. This Agreement shall be construed and governed in accordance with internal laws of the State of California and the federal laws of the United States of America. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the Orange County Superior Court, and the parties hereby submit to the exclusive jurisdiction of said courts.

     14.9. ARBITRATION. The parties hereby submit all controversies, claims and matters of difference arising as a result of this Agreement or the transactions contemplated hereby to binding arbitration conducted in accordance with the rules of the American Arbitration Association ("AAA") and the arbitration shall take place in Orange County, California. The arbitration shall be heard and determined by three arbitrators. The award shall include interest from the date of any breach or other violation to the date when the award is paid in full at the prime rate of interest of Bank America in effect from time to time. The parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims presented to the tribunal.

     14.10. CAPTIONS. The captions and headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     14.11. WAIVER OF CONFLICT OF INTEREST. The parties acknowledge that the first draft of this Agreement has been prepared by corporate counsel who acts as counsel for both parties and who is a
director and stockholder of both parties.   Each party waives any and
all claims against each other or against such counsel as a result of the inherent conflict of interest of such counsel hereby acknowledged.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                    MIRAGEN INC.


                    By: /s/ KEVIN B. MORTON            3-11-96
                        --------------------------------------

                    INVITRO INTERNATIONAL


                    By: /s/ W. RICHARD ULMER           3-11-96
                        --------------------------------------